UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2005

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement.

Employment Agreement

On January 26, 2005, the Cooper Companies, Inc. entered into an agreement with Mr. Steven M. Neil related to his appointment to the position of Vice President and Chief Financial Officer. The material terms are set forth below in Item 5.02. The description of the agreement does not purport to be complete and is qualified in its entirety by reference to the offer letter, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 26, 2005, The Cooper Companies, Inc. issued a press release announcing several management changes. A copy of this release is attached as Exhibit 99.1 and incorporated herein by reference.

Mr. Robert S. Weiss, age 58, was named Executive Vice President and Chief Operating Officer of the Company on January 26, 2005. Prior to that, he served as Executive Vice President since October 1995 and Chief Financial Officer since 1989. He also served as Treasurer from 1989 to March 2002. From October 1992 until October 1995 he served as Senior Vice President. From March 1984 to October 1992 he served as Vice President, and from 1984 through July 1990 he served as Corporate Controller. He previously held a number of financial positions with the Company and at Cooper Laboratories, Inc. (the Company’s former parent) since joining the Company in 1977.

The Company is party to an employment agreement with Robert S. Weiss that provides if (i) the Company terminates him without Cause or (ii) he terminates his employment for Good Reason or following a Change of Control (as each term is defined in the respective agreement), the Company will pay Mr. Weiss 150% of his annual base salary except that Mr. Weiss’ payment would be reduced to 100% if the termination arises out of a Change of Control.

Mr. Steven M. Neil, age 52, was named Vice President and Chief Financial Officer of the Company on January 26, 2005. He served as Executive Vice President, Chief Financial Officer and Secretary of Ocular Sciences, Inc. from July 2003 to January 2005. From October 1997 until June 2003 he was Executive Vice President, Finance, Chief Financial Officer, Treasurer and Secretary of Sola International, Inc.

The Company is party to an agreement with Mr. Neil effective on January 26, 2005. The material terms of the one year agreement include a base salary of $331,500, participation in the 2005 Incentive Payment Plan at 45% of his base salary and receipt of options at the discretion of the Organization and Compensation Committee. The agreement with Mr. Neil also provides that if, within the first year of employment, (i) the Company terminates the employee without cause or (ii) the employee terminates his employment for Good Reason, the

Company will pay the remaining Base Salary which would have been payable until the end of the first year following the closing. In addition, he would receive a pro-rata share of any amounts that would have been payable under the Company’s Incentive Payment Plan.

ITEM 7.01. Regulation FD Disclosure.

On January 26, 2005, The Cooper Companies, Inc. issued a press release announcing quarterly guidance for fiscal 2005 and the Company made a presentation at an investor meeting that included additional non-public information. A copy of the release is furnished as Exhibit 99.2 and a copy of the presentation is furnished as Exhibit 99.3 to this Current Report and both shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended.

Internet addresses in these releases are for information purposes only and are not intended to be hyperlinks to other Cooper information.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Offer Letter addressed to Mr. Steven M. Neil dated January 25, 2005.

99.1	Press Release dated January 26, 2005 of The Cooper Companies, Inc.

99.2	Press Release dated January 26, 2005 of The Cooper Companies, Inc.

99.3	Investor presentation dated January 26, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By	/s/ Rodney E. Folden
Rodney E. Folden
Corporate Controller
(Principal Accounting Officer)

Dated: February 1, 2005

EXHIBIT INDEX

Exhibit No.	Description	Sequentially Numbered Page
10.1	Offer Letter addressed to Mr. Steven M. Neil dated January 25, 2005.

99.1	Press Release dated January 26, 2005 of The Cooper Companies, Inc.

99.2	Press Release dated January 26, 2005 of The Cooper Companies, Inc.

99.3	Investor presentation dated January 26, 2005.